Posting Supplement No. 83 dated January 3, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated October 13, 2008 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 348176

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
348176	$9,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 348176. Member loan 348176 was requested on January 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	LPL Financial	Debt-to-income ratio:	16.64%
Length of employment:	3 years 3 months	Location:	Baton Rouge, LA

Home town:	Morgan
Current & past employers:	LPL Financial, Morgan Stanley
Education:	Louisiana State University and Agricultural & Mechanical College (LSU)

This borrower member posted the following loan description, which has not been verified:

This loan will be used to finish paying off a 25% interest rate Bank of America card. They won't work with me on the rate, so I can no longer in good conscience let them hold me hostage any more. My plan is to have my cc's paid off my the end of '09 through aggressive paydown, and my only debt will then be my Lending Club loan.

A credit bureau reported the following information about this borrower member on December 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	48
Revolving Credit Balance:	$14,398.00	Public Records On File:	0
Revolving Line Utilization:	96.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361334

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361334	$7,500	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361334. Member loan 361334 was requested on December 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,733 / month
Current employer:	cte express inc	Debt-to-income ratio:	19.62%
Length of employment:	8 years 1 month	Location:	tamarac, FL

Home town:	Miami
Current & past employers:	cte express inc, South Cargo Transport Inc
Education:	none

This borrower member posted the following loan description, which has not been verified:

grow business,early payoff.

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,517.00	Public Records On File:	0
Revolving Line Utilization:	11.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367108

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367108	$2,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367108. Member loan 367108 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Fox Interactive Media	Debt-to-income ratio:	11.97%
Length of employment:	3 years 7 months	Location:	Santa Monica, CA

Home town:	Boonton
Current & past employers:	Fox Interactive Media, Agency.com, John Wiley & Sons, Kaplan, ABM Industries, Avenue A | Razorfish
Education:	Rutgers University at New Brunswick/Piscataway

This borrower member posted the following loan description, which has not been verified:

Just want to consolidate some of my credit cards into one loan. I haven't been late with a single credit card payment or loan in the last 5 years; I have a good solid job; and I'm single.

A credit bureau reported the following information about this borrower member on December 6, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	56
Revolving Credit Balance:	$11,260.00	Public Records On File:	1
Revolving Line Utilization:	69.90%	Months Since Last Record:	74
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368374

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368374	$12,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368374. Member loan 368374 was requested on December 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	Toky Branding and Design	Debt-to-income ratio:	21.41%
Length of employment:	10 months	Location:	SAINT PETERS, MO

Home town:	Saint Louis
Current & past employers:	Toky Branding and Design, Joyce Meyer Ministries, The Creative Group, Dutchman Realty, CB Richard Ellis Group
Education:	Lindenwood University

This borrower member posted the following loan description, which has not been verified:

I need a low interest loan that will be used to consolidate approx. $15K of credit card debt (depending on the consolidation loan rate).

A credit bureau reported the following information about this borrower member on December 26, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,102.00	Public Records On File:	0
Revolving Line Utilization:	73.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368445

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368445	$15,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368445. Member loan 368445 was requested on December 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,833 / month
Current employer:	Waffle Farm Campgrounds	Debt-to-income ratio:	21.34%
Length of employment:	24 years	Location:	Hillsdale, MI

Home town:	Coldwater
Current & past employers:	Waffle Farm Campgrounds, Wilson Excavating
Education:	Eastern Michigan University

This borrower member posted the following loan description, which has not been verified:

I am currently paying way too much for my HSBC Card and Capital One Bank Card. I am spending to much of my money on finance charges. Trying to get out from this burden faster. A few hundred dollars a month savings would help pay down the debt faster for me...Anything that the lending club can do to help is appreciated... Thankyou very much... William D. Green

A credit bureau reported the following information about this borrower member on December 26, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,049.00	Public Records On File:	0
Revolving Line Utilization:	66.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 368765

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368765	$5,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368765. Member loan 368765 was requested on December 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	foxfield trans	Debt-to-income ratio:	14.02%
Length of employment:	8 years	Location:	n.easton, MA

Home town:	boston
Current & past employers:	foxfield trans, quirk ford
Education:	sequoia auto training

This borrower member posted the following loan description, which has not been verified:

lap top, night courses, books,pay off high interest best buy card. Thank You All.

A credit bureau reported the following information about this borrower member on December 25, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,011.00	Public Records On File:	0
Revolving Line Utilization:	43.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 369171

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369171	$14,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369171. Member loan 369171 was requested on December 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Sports Training Physical Therapy	Debt-to-income ratio:	22.06%
Length of employment:	4 years	Location:	Staten Island, NY

Home town:	Staten Island
Current & past employers:	Sports Training Physical Therapy
Education:	CUNY College of Staten Island

This borrower member posted the following loan description, which has not been verified:

I would like to combine all of my high-interest credit card balances into one monthly payment

A credit bureau reported the following information about this borrower member on December 31, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,932.00	Public Records On File:	0
Revolving Line Utilization:	71.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369231

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369231	$6,700	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369231. Member loan 369231 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,504 / month
Current employer:	Macys	Debt-to-income ratio:	23.67%
Length of employment:	2 years 9 months	Location:	tacoma, WA

Home town:	subic bay
Current & past employers:	Macys, Macy's Inc., Target
Education:	Eastern Washington University

This borrower member posted the following loan description, which has not been verified:

I put myself through college and i had to use credit cards to buy books and supplies. I need to consolidate for a lower interest rate. Thank you so much for your consideration.

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,106.00	Public Records On File:	0
Revolving Line Utilization:	40.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369405

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369405	$7,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369405. Member loan 369405 was requested on December 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,250 / month
Current employer:	Dept of Navy-Naval Air Systems Command	Debt-to-income ratio:	5.10%
Length of employment:	28 years 9 months	Location:	Solomons, MD

Home town:	Philadelphia
Current & past employers:	Dept of Navy-Naval Air Systems Command
Education:	University of Maryland-University College, Defense Acquisition University

This borrower member posted the following loan description, which has not been verified:

Pay off revolving credit

A credit bureau reported the following information about this borrower member on December 24, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1986	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,923.00	Public Records On File:	0
Revolving Line Utilization:	27.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 369434

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369434	$5,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369434. Member loan 369434 was requested on December 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Prince George County Public Schools	Debt-to-income ratio:	12.11%
Length of employment:	6 months	Location:	COLLEGE PARK, MD

Home town:	Denver
Current & past employers:	Prince George County Public Schools, Washington Executive Services, Shugoll Research
Education:	Howard University, Colorado State University (CSU)

This borrower member posted the following loan description, which has not been verified:

I am requesting the loan so that I may pay off credit card debt, much of which I acquired while financing the first part an alternative teaching certification program, which was unpaid. I'd say that the other largest portion of my debt came during school (books, plane tickets home) and other things long forgotten. What I'm looking to do now is pay my debt down/off, and start fresh with the tools and knowledge to make my ultimate goal of financial security a reality.

A credit bureau reported the following information about this borrower member on December 20, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	19
Revolving Credit Balance:	$10,523.00	Public Records On File:	0
Revolving Line Utilization:	57.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369514

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369514	$11,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369514. Member loan 369514 was requested on December 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	County of Westchester	Debt-to-income ratio:	6.43%
Length of employment:	7 years 11 months	Location:	Yonkers, NY

Home town:	Hawthorne
Current & past employers:	County of Westchester
Education:	William Paterson University of New Jersey

This borrower member posted the following loan description, which has not been verified:

I am looking to borrow $11,000 to consolidate my outstanding debt and have 1 lower monthly payment with a lesser interest rate. Thank you.

A credit bureau reported the following information about this borrower member on December 21, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,264.00	Public Records On File:	0
Revolving Line Utilization:	20.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369529

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369529	$8,500	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369529. Member loan 369529 was requested on December 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Symantec Corporation	Debt-to-income ratio:	10.62%
Length of employment:	1 year 6 months	Location:	North Las Vegas, NV

Home town:
Current & past employers:	Symantec Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Combine 2 credit cards into lower interest payment.

A credit bureau reported the following information about this borrower member on December 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	80
Revolving Credit Balance:	$12,417.00	Public Records On File:	0
Revolving Line Utilization:	77.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369617

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369617	$5,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369617. Member loan 369617 was requested on December 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Best Buy	Debt-to-income ratio:	5.47%
Length of employment:	5 months	Location:	St. Louis Park, MN

Home town:	Edina
Current & past employers:	Best Buy, The Excelsior Group
Education:	University of Wisconsin-Madison

This borrower member posted the following loan description, which has not been verified:

I am hoping to get an engagement ring for my girlfriend of almost two years!

A credit bureau reported the following information about this borrower member on December 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	24
Revolving Credit Balance:	$452.00	Public Records On File:	0
Revolving Line Utilization:	12.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 369734

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369734	$7,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369734. Member loan 369734 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,967 / month
Current employer:	Social Security Administration	Debt-to-income ratio:	19.38%
Length of employment:	8 months	Location:	Wellington, OH

Home town:
Current & past employers:	Social Security Administration
Education:	Lakeland Community College, Cleveland State University, Walden University

This borrower member posted the following loan description, which has not been verified:

We are a stable family with good jobs and a new baby with a need to consolidate our high interest credit cards so we can close the accounts and make one payment monthly.

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	61
Revolving Credit Balance:	$6,907.00	Public Records On File:	0
Revolving Line Utilization:	51.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 369735

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369735	$9,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369735. Member loan 369735 was requested on December 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	inova technology	Debt-to-income ratio:	23.90%
Length of employment:	5 years 4 months	Location:	hollywood, FL

Home town:
Current & past employers:	inova technology
Education:

This borrower member posted the following loan description, which has not been verified:

short tem loan for credit card payment

A credit bureau reported the following information about this borrower member on December 23, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	69
Revolving Credit Balance:	$212,878.00	Public Records On File:	0
Revolving Line Utilization:	5.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 369785

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369785	$4,800	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369785. Member loan 369785 was requested on December 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,417 / month
Current employer:	Fidelity Investments	Debt-to-income ratio:	10.64%
Length of employment:	2 years 3 months	Location:	KELLER, TX

Home town:	Monroe
Current & past employers:	Fidelity Investments, United States Air Force
Education:	University of Maryland-Asian Division, Touro University International

This borrower member posted the following loan description, which has not been verified:

Rebuilding the patio area in the back of my home.

A credit bureau reported the following information about this borrower member on December 25, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	59
Revolving Credit Balance:	$17,965.00	Public Records On File:	0
Revolving Line Utilization:	79.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369809

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369809	$15,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369809. Member loan 369809 was requested on December 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	World Walker USA, Inc.	Debt-to-income ratio:	5.84%
Length of employment:	3 years 8 months	Location:	Brooklyn, NY

Home town:	Tokyo
Current & past employers:	World Walker USA, Inc., World Walker USA, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I'm am seeking big help to consolidate my high interest credit card debt. My debt on credit cards added up due to starting own company (travel & tourism). To support my income I'm also working as a real estate agent in New York. I'm very hard worker, work 6-7 days a week. Honest and trying to build new career for my future. I make $3,500+/mo. and expenses are... 1. Rent $1,200 2. Utilities $ 60 3. Phone & Internet $200 4. Transportation $80 5. Food etc. $800 =================== Total: $2,340 Any leftover is going to credit card payment, trying to pay off as much as and as early as I can. If I can build better credit I'll have a opportunity to receive line of credit for my business and I do need to start doing it now. Any help will be appreciated. Thank you.

A credit bureau reported the following information about this borrower member on December 23, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,800.00	Public Records On File:	0
Revolving Line Utilization:	88.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369835

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369835	$11,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369835. Member loan 369835 was requested on December 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,080 / month
Current employer:	RJ Reynolds Tobacco Company	Debt-to-income ratio:	14.97%
Length of employment:	1 year 5 months	Location:	Altoona, PA

Home town:	Altoona
Current & past employers:	RJ Reynolds Tobacco Company, Enterprise rent-a-car
Education:	Penn State University

This borrower member posted the following loan description, which has not been verified:

Want to get a better rate on my personal loan

A credit bureau reported the following information about this borrower member on December 24, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,961.00	Public Records On File:	0
Revolving Line Utilization:	17.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 369847

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369847	$15,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369847. Member loan 369847 was requested on December 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Makia Investors, Inc.	Debt-to-income ratio:	0.24%
Length of employment:	2 years 3 months	Location:	Magna, UT

Home town:	West Chester
Current & past employers:	Makia Investors, Inc., True North Academy
Education:	Brigham Young University

This borrower member posted the following loan description, which has not been verified:

Our company is doing well for the clients we have now and we would like to increase our market share. We need a better web site, more marketing literature, and more server space. We're shopping for the best rates possible.

A credit bureau reported the following information about this borrower member on December 24, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$62.00	Public Records On File:	0
Revolving Line Utilization:	0.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 369880

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369880	$14,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369880. Member loan 369880 was requested on December 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,020 / month
Current employer:	ARCADIS	Debt-to-income ratio:	10.33%
Length of employment:	4 years	Location:	San Diego, CA

Home town:
Current & past employers:	ARCADIS
Education:	SUNY Buffalo

This borrower member posted the following loan description, which has not been verified:

I would like to pay off my car loan and remove the lienholder from the title. This will give me an opportunity to sell my car privately with the clear title in hand.

A credit bureau reported the following information about this borrower member on December 24, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,149.00	Public Records On File:	0
Revolving Line Utilization:	32.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 369882

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369882	$14,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369882. Member loan 369882 was requested on December 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Savvy Media	Debt-to-income ratio:	13.99%
Length of employment:	3 months	Location:	Silver Spring, MD

Home town:	Cebu
Current & past employers:	Savvy Media, Clear Channel Communications
Education:	University of Maryland-College Park

This borrower member posted the following loan description, which has not been verified:

I plan to use the $14,000 loan to pay my 12 month lease in full in order to receive a 47% discount from the property owner. This is a 2 bedroom/ 2 bath condo rental in Columbia Heights, Washington DC near 13th St and Harvard St Northwest. The normal monthly rent is $2,200/ month for a 12 month lease. The property owner is running a special where if a tenant is willing to pay $14,000 in cash up front, the tenant shall receive a 12 month lease for 47% of the normal rent $2,200 x 12 months = $26,400. The property owners are paying for water & sewage and HOA fees. I would be responsible for electricity, cable, internet and parking. I plan to rent the other bedroom for $1350 per month for a 6 month lease and $1250 per month for a 12 month lease. I would require a one month security deposit from 2nd tenant. Additional information on property can be emailed to prospective lenders as well as contact info for the property owners. I would need to close on the property in the next 6-8 days to secure condo rental from other prospective tenants.

A credit bureau reported the following information about this borrower member on December 24, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,535.00	Public Records On File:	0
Revolving Line Utilization:	39.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369883

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369883	$15,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369883. Member loan 369883 was requested on December 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	CHGE	Debt-to-income ratio:	8.44%
Length of employment:	20 years 6 months	Location:	Highland, NY

Home town:
Current & past employers:	CHGE, Prudential Financial
Education:	Polytechnic University

This borrower member posted the following loan description, which has not been verified:

I don't really need the money. But I'm checking out this site and wanted to see how it works. I have never defaulted on any loan. I run a successful business. Extra capital can always be put to good use.

A credit bureau reported the following information about this borrower member on December 24, 2008:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$67,128.00	Public Records On File:	0
Revolving Line Utilization:	31.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 369896

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369896	$5,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369896. Member loan 369896 was requested on December 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$1,000 / month
Current employer:	Little Caesar	Debt-to-income ratio:	9.90%
Length of employment:	1 month	Location:	Sacramento, CA

Home town:	Sacramento
Current & past employers:	Little Caesar, Advanced Cardiac Care
Education:	University of Phoenix

This borrower member posted the following loan description, which has not been verified:

I need the loan to pay of one credit card and buy some furniture

A credit bureau reported the following information about this borrower member on December 26, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,905.00	Public Records On File:	0
Revolving Line Utilization:	25.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 369898

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369898	$10,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369898. Member loan 369898 was requested on December 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Intuition	Debt-to-income ratio:	3.83%
Length of employment:	1 year 6 months	Location:	New York, NY

Home town:	Indianapolis
Current & past employers:	Intuition, Ernst & Young, Lockheed Martin Corp.
Education:	University of Florida

This borrower member posted the following loan description, which has not been verified:

Doesn't take credit and offers the best price I could possibly get. Thanks! Dave

A credit bureau reported the following information about this borrower member on December 25, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,961.00	Public Records On File:	0
Revolving Line Utilization:	13.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369903

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369903	$15,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369903. Member loan 369903 was requested on December 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,500 / month
Current employer:	Mississippi State University	Debt-to-income ratio:	21.95%
Length of employment:	12 years	Location:	STARKVILLE, MS

Home town:
Current & past employers:	Mississippi State University, Valdosta State University
Education:	Louisiana Tech University

This borrower member posted the following loan description, which has not been verified:

I like to have an emergency fund. This money will be set aside in case I fall sick or need money urgently.

A credit bureau reported the following information about this borrower member on December 26, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	61
Revolving Credit Balance:	$107,611.00	Public Records On File:	0
Revolving Line Utilization:	89.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 369909

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369909	$8,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369909. Member loan 369909 was requested on December 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Walgreen	Debt-to-income ratio:	7.68%
Length of employment:	3 years 11 months	Location:	San Francisco, CA

Home town:	San Francisco
Current & past employers:	Walgreen, San Francisco County
Education:	San Francisco State University, University of California-Berkeley (Cal UC Berkeley)

This borrower member posted the following loan description, which has not been verified:

I and my husband will get married on June 09. We need get a loan for the wedding expense. My credit is VERY GOOD and I working on Goverment and Walgreen, so I had a very stable job. I will make it payment on time.

A credit bureau reported the following information about this borrower member on December 25, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,161.00	Public Records On File:	0
Revolving Line Utilization:	25.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369932

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369932	$5,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369932. Member loan 369932 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	comcast	Debt-to-income ratio:	11.46%
Length of employment:	4 years	Location:	pittsburg, CA

Home town:	arandas, jalisco
Current & past employers:	comcast, dr horton, Albertson's
Education:

This borrower member posted the following loan description, which has not been verified:

pay personal debts

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,753.00	Public Records On File:	0
Revolving Line Utilization:	16.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369934

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369934	$12,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369934. Member loan 369934 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Taray International	Debt-to-income ratio:	12.53%
Length of employment:	10 years	Location:	Naples, FL

Home town:	Baltimore
Current & past employers:	Taray International, Taray International Corporation
Education:	ITT Technical Institute

This borrower member posted the following loan description, which has not been verified:

I would like to get rid of my high interest rate credit card and be credit card free in 3 years. The money will be used to eliminate my credit card debt and be free of the plastic forever!!!! Current cards are Bank of America at a whopping 28% interest rate and an AMEX at a 18% interest rate. Both combined cards minimum payments are more than $450.00.

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	25
Revolving Credit Balance:	$13,942.00	Public Records On File:	0
Revolving Line Utilization:	18.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369940

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369940	$15,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369940. Member loan 369940 was requested on December 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,616 / month
Current employer:	Farmers Insurance	Debt-to-income ratio:	5.87%
Length of employment:	4 years	Location:	Midwest city, OK

Home town:	Midwest City
Current & past employers:	Farmers Insurance, Walmart
Education:	Rose State College, University of Central Oklahoma, University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

Would like to purchase rental real estate. I currently have 2 rent homes that break even (excluding depreciation) and am looking for inexpensive properties to start turning a profit. This money will be used as working capital to begin expansion of properties held.

A credit bureau reported the following information about this borrower member on December 26, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	60	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$55,818.00	Public Records On File:	0
Revolving Line Utilization:	15.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 369965

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369965	$7,300	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369965. Member loan 369965 was requested on December 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,467 / month
Current employer:	M & I Bank	Debt-to-income ratio:	11.08%
Length of employment:	1 year 11 months	Location:	Tampa, FL

Home town:	Union
Current & past employers:	M & I Bank, SunTrust Bank
Education:	Hillsborough Community College

This borrower member posted the following loan description, which has not been verified:

Pay off Unsecured Loan of $3800.00 and Credit card of $3000.00 and pay off credit card of $500.00

A credit bureau reported the following information about this borrower member on December 26, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,381.00	Public Records On File:	0
Revolving Line Utilization:	14.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369966

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369966	$11,900	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369966. Member loan 369966 was requested on December 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$19,417 / month
Current employer:	The Childrens Place	Debt-to-income ratio:	8.32%
Length of employment:	6 years	Location:	EATONTOWN, NJ

Home town:	New Trenton
Current & past employers:	The Childrens Place, Haddad Apparel Group
Education:	parsons

This borrower member posted the following loan description, which has not been verified:

payoff outstanding bill

A credit bureau reported the following information about this borrower member on December 27, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1988	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	39
Revolving Credit Balance:	$31,458.00	Public Records On File:	0
Revolving Line Utilization:	91.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369981

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369981	$15,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369981. Member loan 369981 was requested on December 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$6,000 / month
Current employer:	Network Plus Consulting	Debt-to-income ratio:	13.27%
Length of employment:	24 years	Location:	Scottsdale, AZ

Home town:	Minneapolis
Current & past employers:	Network Plus Consulting
Education:	Brown Institute

This borrower member posted the following loan description, which has not been verified:

Since the mid 1980s, http://www.NetworkPlusConsulting.com explored * The possibility of offering life changing training and education in technical skills to citizens of developing countries around the world, along with providing the local populist with training and education services, * With the option of offering the trained local populist as a billable technical resource to the developed countries of the world. * Application hosting a number of applications and solution domestically in the United States, but supporting and performing programming modifications, network administration and other technical services for the domestic application globally. This access to well-trained and highly skilled technical resources, and related services could potentially be profitable but also socially conscience, and present a business opportunity for businesses in the developed world to have lower cost worldwide access to software products, services and skills that many businesses in the developed world can use in the day to day core business operations. Given today?s global infrastructure, Network Plus Consulting now feels the time is right to provide ?Global Sourcing? to the developed world offering software products, computer related professional services and life changing technical skills and training that are fueled from a developing country with a mission to educate and advance the developing country while providing the developed country access to lower cost computing resources. Summary business plan for the Global Sourcing I.T. Facility can be downloaded at: http://www.networkplusconsulting.com/BusinessPlanforGSITF-Summary.pdf and a detail business plan is available upon request

A credit bureau reported the following information about this borrower member on December 26, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,236.00	Public Records On File:	0
Revolving Line Utilization:	42.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 370042

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370042	$15,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370042. Member loan 370042 was requested on December 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:	Deloitte Tax LLP	Debt-to-income ratio:	6.55%
Length of employment:	9 years 3 months	Location:	Rowland Heights, CA

Home town:	Taipei
Current & past employers:	Deloitte Tax LLP, AMC Entertainment
Education:	University of Southern California (USC) Marshall School of Business

This borrower member posted the following loan description, which has not been verified:

Looking to refinance my credit card debts. Currently, the primary detriment to my credit score is the high level of credit card debt that I carry in relationship to the available credit. In addition, the other cause of the lower credit score is due an occasionaly oversight on my part, when I have sent in my payment too late for the payment to be processed by the due date. However, I have always paid my debts, but I am looking for a way to reduce my payments. Currently, the average rate on my credit debts is right about 23%, which translate to a total interest payment, over a two (2) year term, of over $3,800. I'm hoping to cut that interest rate by at least half. By doing so, I save on the total interest that I will have to pay on the debt. At the same time, someone can receive a good return on their investment at 10-12%, which is a little over $1,900 over a two (2) year term.

A credit bureau reported the following information about this borrower member on December 26, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	6
Revolving Credit Balance:	$22,783.00	Public Records On File:	0
Revolving Line Utilization:	93.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 370055

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370055	$9,600	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370055. Member loan 370055 was requested on December 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,500 / month
Current employer:	U.S. Air Force	Debt-to-income ratio:	18.31%
Length of employment:	16 years 9 months	Location:	Stone Ridge, VA

Home town:
Current & past employers:	U.S. Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

Consolidate amount requested into fixed installment credit.

A credit bureau reported the following information about this borrower member on December 26, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,660.00	Public Records On File:	0
Revolving Line Utilization:	46.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370084

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370084	$5,375	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370084. Member loan 370084 was requested on December 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,833 / month
Current employer:	Build A Bear	Debt-to-income ratio:	22.80%
Length of employment:	1 year 6 months	Location:	Saint Louis, MO

Home town:	Charlotte
Current & past employers:	Build A Bear, HR Imaging Partners, Modernica, Stuart Rodgers Photography
Education:	Randolph Community College

This borrower member posted the following loan description, which has not been verified:

Greetings, I am looking for a loan to consolidate some high interest credit card debt that I have accumulated through a two moves - Chicago to LA, LA to St. Louis - to be with my girlfriend in her search for higher education. I am a photographer so moving means re-establishing myself professionally with every move so there has been a need for credit. The amount I owe is manageable but I recently realized that I'm working so hard to service my interest rates, not my debt.... that's frustrating. I would very much like to propose to her by the end of this year but do not want to accumulate any more debt with what is already looming and to save with my double digit interest rates makes no sense. Thank you for you time. Regards, btucker

A credit bureau reported the following information about this borrower member on December 26, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	66
Revolving Credit Balance:	$10,128.00	Public Records On File:	0
Revolving Line Utilization:	46.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370147

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370147	$5,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370147. Member loan 370147 was requested on December 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	Charlotte Co. Board of County Commissioners	Debt-to-income ratio:	9.13%
Length of employment:	24 years	Location:	Port Charlotte, FL

Home town:	new hartford
Current & past employers:	Charlotte Co. Board of County Commissioners, Animal Welfare League of Charlotte County
Education:	Onondaga Community College; Edison State College

This borrower member posted the following loan description, which has not been verified:

I would like to finance $5000 over the course of 60 months (to keep payments reasonable) for some major dental work that I need.

A credit bureau reported the following information about this borrower member on December 27, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	32
Revolving Credit Balance:	$10.00	Public Records On File:	0
Revolving Line Utilization:	0.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370158

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370158	$10,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370158. Member loan 370158 was requested on December 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Continental Airlines	Debt-to-income ratio:	5.80%
Length of employment:	25 years 3 months	Location:	New York, NY

Home town:	France
Current & past employers:	Continental Airlines
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to pay off my credit card debt and remain debt free.

A credit bureau reported the following information about this borrower member on December 27, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1987	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,154.00	Public Records On File:	0
Revolving Line Utilization:	11.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 370162

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370162	$7,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370162. Member loan 370162 was requested on December 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Fredinburg Masonry Inc	Debt-to-income ratio:	19.39%
Length of employment:	14 years	Location:	Salem, OR

Home town:
Current & past employers:	Fredinburg Masonry Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Personal Loan for debt consolidation use.

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,960.00	Public Records On File:	0
Revolving Line Utilization:	21.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 370212

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370212	$15,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370212. Member loan 370212 was requested on December 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Goodyear Tire and Rubber	Debt-to-income ratio:	6.58%
Length of employment:	12 years 6 months	Location:	Stow, OH

Home town:	Salem
Current & past employers:	Goodyear Tire and Rubber, Bowling Green State University
Education:	Bowling Green State University-Main Campus, Kent State University-Kent Campus

This borrower member posted the following loan description, which has not been verified:

Interested in a loan to consolidate high interest credit card debt. Loan terms of 36 months.

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	15
Revolving Credit Balance:	$16,048.00	Public Records On File:	0
Revolving Line Utilization:	34.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 370213

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370213	$2,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370213. Member loan 370213 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,375 / month
Current employer:	Miller Electric	Debt-to-income ratio:	16.17%
Length of employment:	1 year 4 months	Location:	JACKSONVILLE, FL

Home town:	Jacksonville
Current & past employers:	Miller Electric, Advanced Awning & Design
Education:

This borrower member posted the following loan description, which has not been verified:

My wife is from the Philippines and we just got married. Hard economic times have forced me to take a loan to pay for her adjustment of status filing fees and the other fees charged during the process. Doing so we allow her to get a job and stabalize the situation a bit. The paper work is simple and we already have it ready to go as soon as we can find a loan.

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,416.00	Public Records On File:	0
Revolving Line Utilization:	40.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 370224

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370224	$14,075	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370224. Member loan 370224 was requested on December 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,867 / month
Current employer:	Nevada Army National Guard	Debt-to-income ratio:	11.42%
Length of employment:	10 years	Location:	RENO, NV

Home town:	Stockton
Current & past employers:	Nevada Army National Guard, State of Nevada-Office of the Military, Sierra Pacific Power Company
Education:	University of Phoenix-Online Campus, Truckee Meadows Community College, University of Nevada-Reno

This borrower member posted the following loan description, which has not been verified:

I am looking to simplify my debt structure and reduce total cash out each month. I am looking to consolidate my 4 revolving accounts and pay off negative equity on my car to accomplish this. I also just had a major wind storm come through my area, which damaged portions of my fence. After discussing options with my neighbor, we decided to co-operate and replace the whole thing, as it was pretty old and an insurance claim is not likely to help in this case. Instead of adding it to my credit card debt, I would like to add it into this loan. This portion is to help pay for my portion of the fence project which is an estimated total project budget of $2500. My current credit card debt structure is as follows: Credit Card 1: $3545 / $4500 (Credit Limit) Credit Card 2: $2927 / $5000 (Credit Limit) Credit Card 3: $857 / $1500 (Credit Limit) Credit Card 4: $597 / $3600 (Credit Limit) Total Card Balances: $7626 / $14,600 (Total Credit Limit) Total Current Payments out: $553.00 ($134 minimum payments) Consolidated Payments with this loan: $481.79 Car Balance: $13891 Car Value (Kelly Blue Book): $8,300 Total Negative Equity: $5,591 Total Current Car Payment: $365.65/month Total Car Payment after Re-Finance: $164.35 (Assuming Current 7.2% Rate) Current Combined Payments: $918.65/month New Combined Payments: $646.14/month Total Savings: $272.21/month I have been paying all available cash at the end of each month trying to pay this down for awhile now. This has amounted to over $900 a month in combined payments. I plan on continuing to make these payments so this loan as long as I can so it will likely be paid of early. Thank you for your time and attention.

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	37	Months Since Last Delinquency:	11
Revolving Credit Balance:	$2,698.00	Public Records On File:	0
Revolving Line Utilization:	21.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 370244

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370244	$7,100	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370244. Member loan 370244 was requested on December 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,917 / month
Current employer:	chase air, llc	Debt-to-income ratio:	20.45%
Length of employment:	4 months	Location:	hilliard, FL

Home town:	hilliard
Current & past employers:	chase air, llc, amelia maritime services, inc., NAS JAX public works dept.
Education:

This borrower member posted the following loan description, which has not been verified:

job change has lowered income, want to consolidate credit cards to lower payments & pay down debts.

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370251

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370251	$9,200	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370251. Member loan 370251 was requested on December 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,542 / month
Current employer:	Zep, Inc.	Debt-to-income ratio:	8.35%
Length of employment:	1 year 2 months	Location:	COVINGTON, GA

Home town:	San Jose
Current & past employers:	Zep, Inc., Johnson & Johnson, ALZA Corp, US Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

I can afford to part with all of the funds I need to make this land w/house purchase a cash transaction with the exception of the amount requested for this loan. I look forward to owning it outright rather than have mortgage/lien on it. The American Dream! (and I don't want to let this beautiful opportunity pass by) I could withdraw 401k funds, but the penalties and taxes make it much less attractive to do it that way. I work full-time as a Maintenance Engineer at a publicly owned company.

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1988	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,719.00	Public Records On File:	0
Revolving Line Utilization:	4.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370285

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370285	$15,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370285. Member loan 370285 was requested on December 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,583 / month
Current employer:	US Navy	Debt-to-income ratio:	16.80%
Length of employment:	9 years 1 month	Location:	Port Orchard, WA

Home town:	Vallejo/Benicia
Current & past employers:	US Navy, Naval Hospital
Education:	Old Dominion University, Columbia College-Columbia

This borrower member posted the following loan description, which has not been verified:

will use amount to pay off high interest credit cards, that I have closed but still hold balances

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	46
Revolving Credit Balance:	$16,935.00	Public Records On File:	1
Revolving Line Utilization:	91.00%	Months Since Last Record:	88
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 370302

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370302	$12,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370302. Member loan 370302 was requested on December 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Boeing	Debt-to-income ratio:	19.57%
Length of employment:	1 year 9 months	Location:	Auburn, WA

Home town:	Tucson
Current & past employers:	Boeing, Goodrich Corporation
Education:	Spokane Community College, Clover Park Technical College

This borrower member posted the following loan description, which has not been verified:

Trying to pay off my high interest loans and consolidating to get a lower interset rate.

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,261.00	Public Records On File:	0
Revolving Line Utilization:	87.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 370326

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370326	$9,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370326. Member loan 370326 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Jobfox Inc.	Debt-to-income ratio:	18.41%
Length of employment:	1 year	Location:	Lynnwood, WA

Home town:	Neenah
Current & past employers:	Jobfox Inc.
Education:	University of Wisconsin-Oshkosh

This borrower member posted the following loan description, which has not been verified:

I would like to refinance my current credit card balances into a lower rate for a fixed term to get them paid down faster. My wife and I have solid and stable employment and great income. We recently used credit to finance our wedding last April and would love to pay this down in a more systematic way that is at a lower rate than we currently have.

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,737.00	Public Records On File:	0
Revolving Line Utilization:	6.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 370339

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370339	$8,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370339. Member loan 370339 was requested on December 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	leslies pools	Debt-to-income ratio:	17.24%
Length of employment:	2 years	Location:	las vegas, NV

Home town:
Current & past employers:	leslies pools, raypak, inc
Education:	Everett Community College

This borrower member posted the following loan description, which has not been verified:

pay off credit cards and have one lump sum

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,476.00	Public Records On File:	0
Revolving Line Utilization:	46.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370340

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370340	$5,600	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370340. Member loan 370340 was requested on December 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	14.42%
Length of employment:	n/a	Location:	San Diego, CA

Home town:	Elk Grove Village
Current & past employers:	San Diego Gas & Electric
Education:

This borrower member posted the following loan description, which has not been verified:

This load will cover a credit card which is currently at a very high APR

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,460.00	Public Records On File:	0
Revolving Line Utilization:	42.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370342

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370342	$12,400	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370342. Member loan 370342 was requested on December 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,750 / month
Current employer:	Visa, Inc.	Debt-to-income ratio:	10.01%
Length of employment:	5 years 6 months	Location:	Elk Grove, CA

Home town:	Toronto
Current & past employers:	Visa, Inc.
Education:	El Camino College TorranceCISS

This borrower member posted the following loan description, which has not been verified:

Chase raised interest rate from 4.7 to 19.9 claiming that notice was sent. Now stuck with this rate. Never missed a payment ever. Will pay 8.5% total over 9 months. Most likely total payment will be made around March 20th, 2009

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,800.00	Public Records On File:	0
Revolving Line Utilization:	38.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 370346

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370346	$10,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370346. Member loan 370346 was requested on December 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Thomas Weisel Partners	Debt-to-income ratio:	4.49%
Length of employment:	1 year 1 month	Location:	San Francisco, CA

Home town:	Sacramento
Current & past employers:	Thomas Weisel Partners, Nanostellar Inc
Education:	San Jose State University

This borrower member posted the following loan description, which has not been verified:

I will use the loan and pay off all of my outstanding credit card debts that are spread out. It would be great to just focus on paying back one lender with a lower interest rate and not have to worry about keeping track each CC individually.

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,021.00	Public Records On File:	0
Revolving Line Utilization:	27.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370380

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370380	$14,400	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370380. Member loan 370380 was requested on December 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	IMS Northwest	Debt-to-income ratio:	15.19%
Length of employment:	6 years 8 months	Location:	Vancouver, WA

Home town:	Aurora
Current & past employers:	IMS Northwest, Ceba, Inc
Education:	Southern Illinois University-Carbondale, Marylhurst University, University of Illinois at Urbana-Champaign

This borrower member posted the following loan description, which has not been verified:

Refinance Credit Card at a lower rate.

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1977	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,843.00	Public Records On File:	0
Revolving Line Utilization:	78.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370415

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370415	$15,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370415. Member loan 370415 was requested on December 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	University of Alaska, Anchorage	Debt-to-income ratio:	17.11%
Length of employment:	10 years	Location:	Anchorage, AK

Home town:	San Gabriel
Current & past employers:	University of Alaska, Anchorage, Central Texas College, Embry Riddle Areonautical University
Education:	The University of Montana, Miami University-Oxford

This borrower member posted the following loan description, which has not been verified:

I have recently purchased a home in Anchorage, Alaska where I have lived for the past 14 years. I have been a college professor at UAA for the past 10 years. The purpose of my loan request is to assist in remodeling my new home to make it wheelchair accessible. I have MS and have been using a wheelchair for the past 11 years. Money that I might receive from this loan would assist in making the bathroom and kitchen wheelchair friendly. These alterations will help me live as independently as possible.

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1986	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$96,473.00	Public Records On File:	0
Revolving Line Utilization:	48.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 370423

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370423	$11,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370423. Member loan 370423 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	UPMC	Debt-to-income ratio:	15.91%
Length of employment:	3 years 4 months	Location:	Pittsburgh, PA

Home town:	St. Marys
Current & past employers:	UPMC
Education:	University of Pittsburgh-Main Campus

This borrower member posted the following loan description, which has not been verified:

I have two credit cards that I am trying to consolidate. The one with a larger balance has a high interest rate. It also has a higher spending limit than what I need. I am looking to consolidate this card and my other lesser one. Once the higher balance card is consolidated with this loan, I am cancelling it. Thank you.

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,562.00	Public Records On File:	0
Revolving Line Utilization:	60.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 370435

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370435	$8,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370435. Member loan 370435 was requested on December 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	The Standard	Debt-to-income ratio:	23.25%
Length of employment:	2 years 9 months	Location:	Portland, OR

Home town:	Porterville
Current & past employers:	The Standard, Regence, Blue Cross Blue Shield
Education:	University of Oregon

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate several credit cards into a lower interest rate.

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$55,723.00	Public Records On File:	0
Revolving Line Utilization:	55.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 370457

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370457	$7,200	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370457. Member loan 370457 was requested on December 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,550 / month
Current employer:	Dedicated Finishing & Distri.	Debt-to-income ratio:	9.12%
Length of employment:	2 years 7 months	Location:	E. Rancho Dominguez, CA

Home town:	Torrance
Current & past employers:	Dedicated Finishing & Distri., RMJ Trucking
Education:

This borrower member posted the following loan description, which has not been verified:

I need this loan to use it towards the down payment of our future home. Our, meaning my wife, my son and our other baby that is on its way. We've found the house and everything is rolling, now they've told us that we are going to need 10% of the purchase which would total $19,000.00. We have the rest we just need the $7,200.00 that we are requesting. We would really be thankful to each and everyone that decides to help us out. Thank you for your time and consideration.

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	37
Revolving Credit Balance:	$1,050.00	Public Records On File:	0
Revolving Line Utilization:	44.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 370464

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370464	$14,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370464. Member loan 370464 was requested on December 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Clark County Sheriff's Office	Debt-to-income ratio:	15.00%
Length of employment:	14 years 8 months	Location:	Vancouver, WA

Home town:	Phoenix
Current & past employers:	Clark County Sheriff's Office, Maricopa County Sheriff's Office
Education:	Phoenix College

This borrower member posted the following loan description, which has not been verified:

I currently have an American Express and a Discover Card that were used for wedding expenses, i.e reception hall, rental equipment, food, bar, cake, dress, photographer, etc. Weddings are expensive as I quickly learned. I would like to consolidate these two credit cards into one easy to manage debt/re-payment. Once consolidated, the American Express will go into a drawer for emergencies only and the Discover will be cut in half. My balance on the AMEX is approx 7200 with a min monthly payment of 149.00. My balance on the Discover is approx 6400 with a min monthly payment of 127. Both accounts are in very good standing. I would like to consolidate these two debts into one monthly payment, which I hope will save me some money each month and allow for me to begin to take a larger bite out of the principal balance each month. I heard about your program on the CBS Evening News. I like the straight forwardness of the program and the competitive interest rates. I am employed as a police officer with a 15 year work history with my current employer, all in good standing. I own my own home and have a solid credit rating. Thank you for your consideration of this request.

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	28
Revolving Credit Balance:	$20,100.00	Public Records On File:	0
Revolving Line Utilization:	66.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370473

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370473	$12,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370473. Member loan 370473 was requested on December 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	national motor club of america	Debt-to-income ratio:	1.38%
Length of employment:	9 years 6 months	Location:	minden, LA

Home town:	shreveport
Current & past employers:	national motor club of america, horseshoe casino
Education:

This borrower member posted the following loan description, which has not been verified:

Needing to pay off credt cards

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,735.00	Public Records On File:	0
Revolving Line Utilization:	23.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 370518

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370518	$7,500	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370518. Member loan 370518 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$7,292 / month
Current employer:	Windsor Solutions, Inc.	Debt-to-income ratio:	9.08%
Length of employment:	3 years 8 months	Location:	Portland, OR

Home town:	San Francisco
Current & past employers:	Windsor Solutions, Inc.
Education:	University of Oregon

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay off a Care Credit credit card currently at 21.9% I used the card to pay for a prosthetic limb that my health insurer would not cover.

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	70
Revolving Credit Balance:	$55,163.00	Public Records On File:	0
Revolving Line Utilization:	93.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370529

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370529	$15,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370529. Member loan 370529 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:	Prestige Payment Systems	Debt-to-income ratio:	11.15%
Length of employment:	3 years	Location:	los angeles, CA

Home town:	Neptune
Current & past employers:	Prestige Payment Systems
Education:	California State University-Long Beach (CSULB)

This borrower member posted the following loan description, which has not been verified:

My intention is pay off all of my credit card balances and obligations.

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	56
Revolving Credit Balance:	$8,940.00	Public Records On File:	0
Revolving Line Utilization:	61.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 370565

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370565	$4,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370565. Member loan 370565 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	City of Dearborn Heights	Debt-to-income ratio:	22.46%
Length of employment:	7 years 7 months	Location:	Dearborn Heights, MI

Home town:	Trenton
Current & past employers:	City of Dearborn Heights, Blades Lawn Care, Blades Snow Removal
Education:

This borrower member posted the following loan description, which has not been verified:

I have 2 small debts that I would like to consilidate into one monthly payment. I am currently paying an interest rate which I feel is high on one of the balances and any money saved in obtaining a better rate will be used to pay down the principle balance sooner. I am trying to improve my financial situation in the new year because my wife and I are expecting the arrival of our first child late in January of early February!

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	36
Revolving Credit Balance:	$24,046.00	Public Records On File:	0
Revolving Line Utilization:	68.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 370611

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370611	$10,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370611. Member loan 370611 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	General Electric	Debt-to-income ratio:	19.70%
Length of employment:	5 years	Location:	Perkasie, PA

Home town:	Hatfield
Current & past employers:	General Electric
Education:	Temple University

This borrower member posted the following loan description, which has not been verified:

Personal loan is 25% and Credit card is 19% would like to consolidate into one payment.

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	51
Revolving Credit Balance:	$27,200.00	Public Records On File:	0
Revolving Line Utilization:	69.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 370618

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370618	$4,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370618. Member loan 370618 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	3c Co.	Debt-to-income ratio:	10.17%
Length of employment:	5 months	Location:	Newark, NJ

Home town:
Current & past employers:	3c Co.
Education:

This borrower member posted the following loan description, which has not been verified:

House Improvement project that has to be done immediately.

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,425.00	Public Records On File:	0
Revolving Line Utilization:	96.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370631

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370631	$8,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370631. Member loan 370631 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	ARCO Construction	Debt-to-income ratio:	9.27%
Length of employment:	8 months	Location:	Saint Louis, MO

Home town:	Saint Louis
Current & past employers:	ARCO Construction, Qualxserv, CyberKnights, CBIC Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Thank you for taking the time to consider my application. About myself I'm a IT Manager for a Architectural and Development firm. I'm currently going through a divorce and unfortunately that has cause me extra expenses. I would be using this loan to help pay off legal fees and debt.

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	10
Revolving Credit Balance:	$3,294.00	Public Records On File:	0
Revolving Line Utilization:	18.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 370694

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370694	$1,400	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370694. Member loan 370694 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$917 / month
Current employer:	WestMark, Realtors	Debt-to-income ratio:	24.98%
Length of employment:	3 months	Location:	Idalou, TX

Home town:	Floydada
Current & past employers:	WestMark, Realtors, Harrigan's Restaurant & Bar
Education:	Texas Tech University

This borrower member posted the following loan description, which has not been verified:

I need a loan to help cover my living expenses while I try to make it in the real estate industry as a new agent in Texas. I obtained my license about 6 months ago and have been actively working in the field for about 2-3 months. I am working with several clients and am putting myself into an excellent position for success, but I just need a little more time to get there!

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,010.00	Public Records On File:	0
Revolving Line Utilization:	63.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370696

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370696	$10,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370696. Member loan 370696 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	World Bank	Debt-to-income ratio:	6.31%
Length of employment:	14 years	Location:	Washington, DC

Home town:	Washington
Current & past employers:	World Bank, Mindbank, Electronic Data Systems
Education:	Strayer University at Washington, DC

This borrower member posted the following loan description, which has not been verified:

Personal Loan

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,423.00	Public Records On File:	0
Revolving Line Utilization:	46.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 370722

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370722	$12,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370722. Member loan 370722 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,104 / month
Current employer:	McCausland Keen & Buckman	Debt-to-income ratio:	15.34%
Length of employment:	4 years 10 months	Location:	Claymont, DE

Home town:	Chester
Current & past employers:	McCausland Keen & Buckman, Morgan Lewis & Bockius, Cendant Mortgage Company
Education:	University of Delaware, Universty of Phoenix-Online, Bradford School of Business

This borrower member posted the following loan description, which has not been verified:

The current heater (which was a dinosaur) in my investment property has broken down and needs replacing. Because of the smokey smell that it was putting out AND because of it's ancient age, it's better to replace instead of getting fixed one more time. I also need to replace approximately 11 windows which are single-paned glass windows and, lastly, the carpet which was ruined by the last tenant's dogs (no more dogs allowed). I already have a new tenant waiting to rent but need to at least get the heater and carpet replaced if I can't get the windows replaced. So, I need help. The rent on the property will more than cover the mortgage and this loan as well without me having to "come out of my own pocket." Sadly, banks don't understand that no matter what the real estate market is saying about the value on your property, when it's a rental property what really counts is what can it rent for and how much is left over after the bills are paid.

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	32
Revolving Credit Balance:	$15,240.00	Public Records On File:	1
Revolving Line Utilization:	44.40%	Months Since Last Record:	108
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 370729

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370729	$12,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370729. Member loan 370729 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,333 / month
Current employer:	JD strategies/ Gap Inc	Debt-to-income ratio:	7.97%
Length of employment:	6 months	Location:	san bruno, CA

Home town:	Lakewood
Current & past employers:	JD strategies/ Gap Inc, Autodesk Inc., Intel
Education:	Consumes River College

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate 2 high interest credit cards into a 15 month loan at a low interest rate.

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,331.00	Public Records On File:	1
Revolving Line Utilization:	76.00%	Months Since Last Record:	117
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370791

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370791	$15,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370791. Member loan 370791 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,000 / month
Current employer:	ICF Solutions	Debt-to-income ratio:	0.13%
Length of employment:	5 years 6 months	Location:	Murrieta, CA

Home town:
Current & past employers:	ICF Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Hello, My wife and I live with her parents so she can take care of her father who has chronic spinal problems and needs in-home assistance and physical therapy. Because of this, I am seeking a loan to improve the part of her father's home that we live in so that we don't get in the way and for our own privacy, such as adding a full bathroom. I am a good candidate for this loan because as you can see from my credit, I am very responsible and have very low debts. I also have a very good stable income (5+ years) and low expenses. I value my credit so I work very hard to make sure that I am never late on any bills. Thank you for your consideration!

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$144.00	Public Records On File:	0
Revolving Line Utilization:	0.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 370801

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370801	$15,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370801. Member loan 370801 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$14,583 / month
Current employer:	Self	Debt-to-income ratio:	3.31%
Length of employment:	3 years 7 months	Location:	Staint Helena, CA

Home town:	Oakland,
Current & past employers:	Self
Education:	Clemson University, University of Notre Dame, Medical University of South Carolina

This borrower member posted the following loan description, which has not been verified:

This would be a loan, to start new adv. for 2009, to inform currant and future clients of new services available and to increase client base. To get caught up on out standing lab and tax payment. To hire a phys. ass. to handle increased business.

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,631.00	Public Records On File:	0
Revolving Line Utilization:	65.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370804

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370804	$11,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370804. Member loan 370804 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,750 / month
Current employer:	US Air Force	Debt-to-income ratio:	19.35%
Length of employment:	15 years 10 months	Location:	Montgomery, AL

Home town:	Bangkok
Current & past employers:	US Air Force
Education:	University of North Carolina at Charlotte (UNC), Webster University

This borrower member posted the following loan description, which has not been verified:

Wife was late on two credit card payments without telling me. Bank increased her rate to 28% pushing balance over the limit which also incurred additional penalties. Respectfully request loan with better interest rate to help get this situation back under control and ultimately eliminate the debt.

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	30
Revolving Credit Balance:	$32,307.00	Public Records On File:	0
Revolving Line Utilization:	83.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370823

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370823	$15,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370823. Member loan 370823 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	self employed	Debt-to-income ratio:	13.40%
Length of employment:	16 years	Location:	parma, OH

Home town:
Current & past employers:	self employed, have been self employed for 14years
Education:	none

This borrower member posted the following loan description, which has not been verified:

like to consolidate loans example credit card(s) and pay my hospitalization up for the year

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1986	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$71,610.00	Public Records On File:	0
Revolving Line Utilization:	27.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370824

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370824	$15,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370824. Member loan 370824 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,866 / month
Current employer:	County of San Diego	Debt-to-income ratio:	13.76%
Length of employment:	11 years 2 months	Location:	Oceanside, CA

Home town:	San Simon
Current & past employers:	County of San Diego
Education:	Miracosta College, Cal State San Marcos

This borrower member posted the following loan description, which has not been verified:

I have about $20, 000 in credit card debt, interest ranging from 12 to 24%. At this time I can only make minimum payments, due to the amount of credit card debt. I know if I continue to make minimum payment, the debt will not be paid off for at leat 30 yrs. My total monthly payments for all my credit cards is about $500. I figured that is I get a loan with LendingClub it will come to the same amount, but the loan would be paid in 36 months. This way, I will be able to see the light at the end of the tunnel.

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,546.00	Public Records On File:	0
Revolving Line Utilization:	94.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370852

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370852	$8,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370852. Member loan 370852 was requested on December 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Milner, Inc	Debt-to-income ratio:	18.60%
Length of employment:	3 years 6 months	Location:	Grantville, GA

Home town:	Ft Mcpherson
Current & past employers:	Milner, Inc, IKON Office Solutions, Interstate Protective Service
Education:	De Vry Institute

This borrower member posted the following loan description, which has not been verified:

My wife was recently in an auto accident and I am having to pay some of the medical out of pocket until the the other insured settles the law suit. She was hit from behind and the other person was cited at fault. I would use the money to pay off credit debt.

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	70
Revolving Credit Balance:	$8,690.00	Public Records On File:	1
Revolving Line Utilization:	65.30%	Months Since Last Record:	106
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 370854

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370854	$5,000	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370854. Member loan 370854 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,833 / month
Current employer:	Siemens	Debt-to-income ratio:	15.29%
Length of employment:	1 year 8 months	Location:	Katy, TX

Home town:
Current & past employers:	Siemens
Education:

This borrower member posted the following loan description, which has not been verified:

Refinancing Credit Card at lower rate

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,839.00	Public Records On File:	0
Revolving Line Utilization:	6.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370869

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370869	$7,500	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370869. Member loan 370869 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,255 / month
Current employer:	santa clara unifed school district	Debt-to-income ratio:	15.06%
Length of employment:	7 years 4 months	Location:	santa clara, CA

Home town:	san jorge
Current & past employers:	santa clara unifed school district
Education:

This borrower member posted the following loan description, which has not been verified:

Pay off high interest credit cards

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1983	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	20
Revolving Credit Balance:	$19,469.00	Public Records On File:	0
Revolving Line Utilization:	84.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 370873

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370873	$5,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370873. Member loan 370873 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	RNC Regional Nursing Care	Debt-to-income ratio:	5.12%
Length of employment:	1 year 2 months	Location:	West Boylston, MA

Home town:	Worcester
Current & past employers:	RNC Regional Nursing Care, Fallon Community Health Plan
Education:	Clark University, Quinsigamond Community College

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan to consolidate my debt and to pay for a class to further my medical education. I am a CNA/CHHA and have taken all the necessary prereqs to attend a local community college for their LPN progam. I am on a wait list and until I can attend school full-time I would like to take a phlebotomy class which I can attend part-time. If I am approved for the loan, the loan will also help pay for the class and help support me for the three weeks I will need to do a clinical rotation. I work full and part time. Full time for a RN with geriatric clients on a private basis, part time per diem for two home health care agencies and every other weekend for a private client. I will be able to pay the loan on time every month. The phlebotomy class would enable me to get a better paying position with a hospital or facility who would then help pay for school full time. Thank you for allowing me to submit this request.

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	19
Revolving Credit Balance:	$4,869.00	Public Records On File:	0
Revolving Line Utilization:	50.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 370883

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370883	$3,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370883. Member loan 370883 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	School District of Palm Beach County	Debt-to-income ratio:	20.63%
Length of employment:	1 year 2 months	Location:	Jupiter, FL

Home town:	West Palm Beach
Current & past employers:	School District of Palm Beach County
Education:	Florida State University

This borrower member posted the following loan description, which has not been verified:

Pay off credit card at lower rate

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,455.00	Public Records On File:	0
Revolving Line Utilization:	54.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 370889

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370889	$3,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370889. Member loan 370889 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Ranger Construction Inc.	Debt-to-income ratio:	6.60%
Length of employment:	1 year	Location:	Jupiter, FL

Home town:	Burlington
Current & past employers:	Ranger Construction Inc., Winn Dixie
Education:	Florida State University

This borrower member posted the following loan description, which has not been verified:

Consolidate Credit cards at a lower rate

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,979.00	Public Records On File:	0
Revolving Line Utilization:	28.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 370893

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370893	$9,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370893. Member loan 370893 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	Contra Costa County	Debt-to-income ratio:	17.72%
Length of employment:	10 years 3 months	Location:	Martinez, CA

Home town:	Martinez
Current & past employers:	Contra Costa County, U.S. Army
Education:	Hawaii Pacific University

This borrower member posted the following loan description, which has not been verified:

I am purchasing a home using my Veterans home loan and need to have at least 3% of the purchase price available to pay the funding fees, appraisial, inspection and other fees.

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,313.00	Public Records On File:	0
Revolving Line Utilization:	93.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 370917

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370917	$15,000	17.90%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370917. Member loan 370917 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,883 / month
Current employer:	Oakland Unified School District	Debt-to-income ratio:	12.76%
Length of employment:	5 years	Location:	BERKELEY, CA

Home town:
Current & past employers:	Oakland Unified School District, Boston Public Schools
Education:	Stanford University, UC Berkeley

This borrower member posted the following loan description, which has not been verified:

I would sincerely appreciate help in consolidating a few small bills and one high-interest credit card to help make 2009 the year I GET AHEAD. As a high school teacher and mother of three, my life is wonderfully full but having the time to stay on top of numerous bills can be challenging. Paying one lump sum would help me to streamline my finances.

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1974	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	24
Revolving Credit Balance:	$12,957.00	Public Records On File:	0
Revolving Line Utilization:	98.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370940

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370940	$15,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370940. Member loan 370940 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,333 / month
Current employer:	Mecklenburg County	Debt-to-income ratio:	21.90%
Length of employment:	4 years 10 months	Location:	Rock Hill, SC

Home town:	Fort Mill
Current & past employers:	Mecklenburg County
Education:	Clemson University

This borrower member posted the following loan description, which has not been verified:

I want to pay off higher rate credit cards and get out from under them. With the current situation with the credit card industry I would rather have a set repayment plan and not be strapped to them when they can change their terms whenever they want.

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1992	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$63,202.00	Public Records On File:	0
Revolving Line Utilization:	51.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370941

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370941	$2,500	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370941. Member loan 370941 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,983 / month
Current employer:	Kaiser Permanente	Debt-to-income ratio:	4.81%
Length of employment:	1 year 7 months	Location:	Berkeley, CA

Home town:	Oakland
Current & past employers:	Kaiser Permanente
Education:	San Diego State University

This borrower member posted the following loan description, which has not been verified:

To be frankly honest, I borrowed $2500 from a dear friend of mine who needs to be repaid as soon as I am able. Given the current national financial crisis my friend needs me to repay him immediately so he, in turn, can satisfy his debt obligations. The opportunity to repay my friend now and, for me, to pay off this loan incrementally over time would be a really welcome event in my life. I hold a well paying professional union job, though I do not have the savings to cover this amount now. I have the ability and credibility to repay this loan. Thank you.

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,223.00	Public Records On File:	0
Revolving Line Utilization:	77.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 370957

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370957	$6,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370957. Member loan 370957 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Nordstrom	Debt-to-income ratio:	6.35%
Length of employment:	2 years 6 months	Location:	Kailua, HI

Home town:	Honolulu
Current & past employers:	Nordstrom
Education:	University of Washington at Seattle

This borrower member posted the following loan description, which has not been verified:

Aloha, I am seeking funding to develop and launch an e-commerce site. This initial funding will allow me to test the concept, on a much smaller scale prior to seeking more traditional funding sources. The loan amount is enough to get the site rolling but not that large were I wouldn't be able to pay it off if the idea doesn't work. A little about me personally I hold a business degree from the University of Washington Foster School of Business. I have never had a late payment. Last year I maxed out my 401k and Roth IRA. Overall I would say I'm very disciplined and financially responsible. Thank you for you consideration Please feel free to ask any follow up questions

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,879.00	Public Records On File:	0
Revolving Line Utilization:	32.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370963

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370963	$3,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370963. Member loan 370963 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,542 / month
Current employer:	Princeton University	Debt-to-income ratio:	14.40%
Length of employment:	4 years 4 months	Location:	Princeton, NJ

Home town:	New Orleans
Current & past employers:	Princeton University, Laboratory for Laser Energetics, Starbucks
Education:	Princeton University, University of Rochester

This borrower member posted the following loan description, which has not been verified:

Loan to buy a 1997 Toyota Corolla

A credit bureau reported the following information about this borrower member on December 13, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	25
Revolving Credit Balance:	$277.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 370967

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370967	$8,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370967. Member loan 370967 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Land Rover South Bay	Debt-to-income ratio:	1.81%
Length of employment:	4 years 2 months	Location:	hermosa beach, CA

Home town:	Shreveport
Current & past employers:	Land Rover South Bay, Enterprise rent a car
Education:	Sam Houston State University

This borrower member posted the following loan description, which has not been verified:

Wouldn't mind the extra cash right now to help me move from california to austin texas. I already have the job lined up and I'm looking forward to getting on my way!

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1980	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	45
Revolving Credit Balance:	$17,307.00	Public Records On File:	0
Revolving Line Utilization:	31.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 371001

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371001	$2,400	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371001. Member loan 371001 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$4,333 / month
Current employer:	US Navy	Debt-to-income ratio:	2.88%
Length of employment:	1 month	Location:	Columbia, MD

Home town:	Columbia
Current & past employers:	US Navy, The Greene Turtle, Bennigan's, Chester County Hospital, Good Fellowship Ambulance Club
Education:	University of Maryland-Baltimore, West Chester University of Pennsylvania, Howard Community College

This borrower member posted the following loan description, which has not been verified:

I need a personal loan to cover the expenses of moving into an apartment.

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,408.00	Public Records On File:	0
Revolving Line Utilization:	69.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 371011

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371011	$10,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371011. Member loan 371011 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Jackson County Assessment	Debt-to-income ratio:	3.27%
Length of employment:	10 years	Location:	Medford, OR

Home town:	Medford
Current & past employers:	Jackson County Assessment
Education:	Southern Oregon University

This borrower member posted the following loan description, which has not been verified:

Taking 4 months of maturnity leave for my second child. And only have 1 months of built up paid leave

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,976.00	Public Records On File:	0
Revolving Line Utilization:	15.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 371015

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371015	$3,800	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371015. Member loan 371015 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Lehigh Cement	Debt-to-income ratio:	20.14%
Length of employment:	10 years	Location:	Redding, CA

Home town:	Redding
Current & past employers:	Lehigh Cement, Rackley company
Education:	Shasta College

This borrower member posted the following loan description, which has not been verified:

Need 3800.00 to avertise for business I already have 3500.00 invested in

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	51
Revolving Credit Balance:	$27,759.00	Public Records On File:	0
Revolving Line Utilization:	71.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 371020

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371020	$15,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371020. Member loan 371020 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	US Logistics Inc.	Debt-to-income ratio:	2.77%
Length of employment:	3 months	Location:	El Paso, TX

Home town:	ST. Kitts W.I.
Current & past employers:	US Logistics Inc., US Army (Retired)
Education:	University of Maryland, University of Phoenix

This borrower member posted the following loan description, which has not been verified:

Requesting a loan to fund a project for future business.

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	32
Revolving Credit Balance:	$11,002.00	Public Records On File:	0
Revolving Line Utilization:	20.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 371025

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371025	$8,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371025. Member loan 371025 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,583 / month
Current employer:	City of Akron, Ohio	Debt-to-income ratio:	6.89%
Length of employment:	3 years 5 months	Location:	Akron, OH

Home town:	Akron
Current & past employers:	City of Akron, Ohio, Midwest Rubber
Education:	Hammel Business College

This borrower member posted the following loan description, which has not been verified:

I have a credit card that was for a pool at my home (done when married-card in ex's name). I agreed in divorce to pay since home was mine. I want to get it paid so there is no longer any link between us. It was not a pleasant parting.

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,025.00	Public Records On File:	1
Revolving Line Utilization:	55.10%	Months Since Last Record:	109
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 371031

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371031	$15,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371031. Member loan 371031 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Nap Inc.	Debt-to-income ratio:	5.08%
Length of employment:	16 years	Location:	West New York, NJ

Home town:	Adana
Current & past employers:	Nap Inc., Onur Akarca
Education:	Istanbul University,Business Administration

This borrower member posted the following loan description, which has not been verified:

Personal Loan for refinancing credit cards for a better rate.

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,709.00	Public Records On File:	0
Revolving Line Utilization:	41.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 371034

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371034	$8,500	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371034. Member loan 371034 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,916 / month
Current employer:	EBF	Debt-to-income ratio:	12.59%
Length of employment:	46 years	Location:	FRESNO, TX

Home town:	Houston
Current & past employers:	EBF, A ROCKET MOVING & STORAGE CO
Education:

This borrower member posted the following loan description, which has not been verified:

loan request to pay-off credit cards and consolidate to one monthly payment

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,756.00	Public Records On File:	0
Revolving Line Utilization:	48.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 371052

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371052	$15,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371052. Member loan 371052 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	J. Reese Investments & Brokerage, Ltd.	Debt-to-income ratio:	15.26%
Length of employment:	26 years	Location:	Anchorage, AK

Home town:	Crosbyton
Current & past employers:	J. Reese Investments & Brokerage, Ltd., Motherlode Lodge
Education:	University of Alaska Anchorage

This borrower member posted the following loan description, which has not been verified:

I request a loan of $15,000.00 to pay for costs associated with lowering the interest rate on a commercial building's mortgage. This loan will allow me to reduce two notes from 9.5% and 8.75% to 7% and reduce my payment by approximately $2,000 per month. Thank you for your consideration. In the future, I would like to fund loans as well.

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1986	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	52
Revolving Credit Balance:	$72,727.00	Public Records On File:	0
Revolving Line Utilization:	86.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 371060

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371060	$10,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371060. Member loan 371060 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,475 / month
Current employer:	IHG	Debt-to-income ratio:	12.25%
Length of employment:	3 years 6 months	Location:	ATLANTA, GA

Home town:	Naples
Current & past employers:	IHG, Micros Systems, Inc, Ritz Carlton - Hotels
Education:

This borrower member posted the following loan description, which has not been verified:

Debt Consolidation

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	54
Revolving Credit Balance:	$12,118.00	Public Records On File:	0
Revolving Line Utilization:	35.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 371082

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371082	$4,800	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371082. Member loan 371082 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	NORDAM	Debt-to-income ratio:	21.80%
Length of employment:	15 years 11 months	Location:	Tulsa, OK

Home town:	Tulsa
Current & past employers:	NORDAM, American Airlines
Education:	Tulane University of Louisiana / University of Tulsa

This borrower member posted the following loan description, which has not been verified:

Payoff credit cards

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$52,757.00	Public Records On File:	0
Revolving Line Utilization:	96.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 371112

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371112	$8,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371112. Member loan 371112 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	RS Abrams and Co LLP	Debt-to-income ratio:	12.59%
Length of employment:	2 years	Location:	RONKONKOMA, NY

Home town:	Ronkonkoma
Current & past employers:	RS Abrams and Co LLP, Coughlin Foundotos Cullen & Danowski, LLP
Education:	Dowling College

This borrower member posted the following loan description, which has not been verified:

Purchase engagement ring

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,844.00	Public Records On File:	0
Revolving Line Utilization:	75.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 371167

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371167	$5,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371167. Member loan 371167 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Volpert Chiropractic, P.C.	Debt-to-income ratio:	13.62%
Length of employment:	23 years	Location:	Elk Grove, CA

Home town:	New York
Current & past employers:	Volpert Chiropractic, P.C., Whatley Chiropractic, Kauffman Chiropractic, UCSF Moffitt Hospital
Education:	SUNY at Buffalo, Palmer College of Chiropractic-West

This borrower member posted the following loan description, which has not been verified:

The Bank of America is continuously increasing my interest on this credit card. I want a fixed rate that I can pay off.

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1980	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	49
Revolving Credit Balance:	$12,559.00	Public Records On File:	0
Revolving Line Utilization:	35.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 371172

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371172	$15,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371172. Member loan 371172 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,708 / month
Current employer:	TATA Consultancy	Debt-to-income ratio:	16.16%
Length of employment:	1 year 9 months	Location:	Phoenix, AZ

Home town:	Cedar Rapids
Current & past employers:	TATA Consultancy, CDM Technologies, Rockwell Collins
Education:	Iowa State University

This borrower member posted the following loan description, which has not been verified:

I am a good candidate for this loan because I have a great full time job as an engineer at Honeywell. My credit score has consistently stayed above 700 and the history also shows no late payments. I want to pay off my higher interest rate Citibank card that is charging 24.99% interest. Thanks for your time & consideration!

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$54,445.00	Public Records On File:	0
Revolving Line Utilization:	87.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 371182

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371182	$8,950	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371182. Member loan 371182 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Analysts Inernational	Debt-to-income ratio:	21.24%
Length of employment:	2 years 3 months	Location:	Roseville, MI

Home town:	Detroit
Current & past employers:	Analysts Inernational, Analysts International, Superior Consultant Company, Wolfe Chemicals, OE Automation, Rosman Property Management
Education:	Wayne State University, Macomb Community College, Oakland Community College

This borrower member posted the following loan description, which has not been verified:

Hello, I have been paying too much for too long and it is discouraging. I have a lot of debt but I never miss a payment and I have a good credit history. I incurred the debt over time from raising my two daughters by myself. It was always part of my long-term plan to pay down the debt once they were of age. I am at that point and not seeing much progress due to high interest rates. I read about the Lending Club in Time Magazine and I am now joining to try a new approach to achieving my debt-free goals. This first loan is to pay off my Discover card.

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1987	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$50,822.00	Public Records On File:	0
Revolving Line Utilization:	70.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 371187

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371187	$12,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371187. Member loan 371187 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,917 / month
Current employer:	Harte-Hanks Inc	Debt-to-income ratio:	16.72%
Length of employment:	6 months	Location:	Delray Beach, FL

Home town:	Houston
Current & past employers:	Harte-Hanks Inc, Home Depot, USN
Education:

This borrower member posted the following loan description, which has not been verified:

In May of this year I was riding my bicycle across a small field and hit a hole that was hidden by the grass. I was wearing my helmet (thank goodness), but when I landed I shattered my collar bone into at least six peices.I spent three days in the hospital and had a titanium rod w/ 8 screws surgically implanted to hold my collar bone together. I have health insurance but I was out of my job for 8 weeks. I had to live on credit cards (which had a moderate balance to begin with) in order to make sure my family had all the things they need. My wife and I both work and we make our payments but paying the minimun payments at 23% means we'll never catch up. I'm looking for a second job and I officiate youth and high school football to help me catch up but it appears that I tore my rotator cuff or compressed my bursa in the accident so that will limit me a little. $15000 would pay everything off and give us a small cushion in case I need to have shoulder surgery.

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1986	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	26	Months Since Last Delinquency:	11
Revolving Credit Balance:	$22,080.00	Public Records On File:	0
Revolving Line Utilization:	58.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 371299

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371299	$5,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371299. Member loan 371299 was requested on December 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Alcoa Howmet	Debt-to-income ratio:	14.16%
Length of employment:	3 years 4 months	Location:	Parsippany, NJ

Home town:	Wayne
Current & past employers:	Alcoa Howmet
Education:

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan to cover combined debt between my fiance and myself. For current debts and expenses in the near future.

A credit bureau reported the following information about this borrower member on December 31, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,445.00	Public Records On File:	0
Revolving Line Utilization:	6.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 371337

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371337	$15,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371337. Member loan 371337 was requested on December 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	N/A	Debt-to-income ratio:	9.43%
Length of employment:	n/a	Location:	Las Vegas, NV

Home town:	Kaohsiung
Current & past employers:	N/A
Education:

This borrower member posted the following loan description, which has not been verified:

Helping out a family member

A credit bureau reported the following information about this borrower member on December 31, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,493.00	Public Records On File:	0
Revolving Line Utilization:	93.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 371341

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371341	$15,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371341. Member loan 371341 was requested on December 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	costco wholesale	Debt-to-income ratio:	22.10%
Length of employment:	26 years	Location:	sanford, FL

Home town:	Bronx
Current & past employers:	costco wholesale
Education:	CUNY Bronx Community College

This borrower member posted the following loan description, which has not been verified:

trying to pay all my bills in one payment

A credit bureau reported the following information about this borrower member on December 17, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	63
Revolving Credit Balance:	$23,535.00	Public Records On File:	1
Revolving Line Utilization:	66.70%	Months Since Last Record:	69
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 371358

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371358	$12,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371358. Member loan 371358 was requested on December 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	IRI	Debt-to-income ratio:	19.64%
Length of employment:	3 months	Location:	Los Angeles, CA

Home town:	Guizhou
Current & past employers:	IRI
Education:	Michigan State University

This borrower member posted the following loan description, which has not been verified:

Seeking lower interest rates than credit cards, never late on payments in the past 5 years of credit experience. Recently, due to credit crisis, all card companies are decreasing their credit limits which increases your debt/credit ratio which inadvertently hurts your credit. Wanting to consolidate for easier payments and some savings on interest.

A credit bureau reported the following information about this borrower member on December 31, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,472.00	Public Records On File:	0
Revolving Line Utilization:	53.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 371395

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371395	$15,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371395. Member loan 371395 was requested on December 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	ziospizza	Debt-to-income ratio:	8.77%
Length of employment:	5 years	Location:	fort lauderdale, FL

Home town:	Atlantic City
Current & past employers:	ziospizza, ziospizza
Education:	12 grade

This borrower member posted the following loan description, which has not been verified:

paying the hight interst credit card

A credit bureau reported the following information about this borrower member on December 31, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,532.00	Public Records On File:	0
Revolving Line Utilization:	81.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 371401

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371401	$15,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371401. Member loan 371401 was requested on December 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Nature's Sunshine	Debt-to-income ratio:	12.68%
Length of employment:	2 years 7 months	Location:	spanish fork, UT

Home town:	Kannapolis
Current & past employers:	Nature's Sunshine, food lion
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate my debt so that i can be debt free in a couple of years.

A credit bureau reported the following information about this borrower member on December 31, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	52
Revolving Credit Balance:	$6,992.00	Public Records On File:	0
Revolving Line Utilization:	51.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 371429

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371429	$11,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371429. Member loan 371429 was requested on January 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,310 / month
Current employer:	Hanford Elementary School District	Debt-to-income ratio:	30.48%
Length of employment:	8 years 3 months	Location:	Hanford, CA

Home town:	Hanford
Current & past employers:	Hanford Elementary School District, Cave Creek Unified School District (Cave Creek, AZ)
Education:	Universiy of Phoenix

This borrower member posted the following loan description, which has not been verified:

I will be using $8500 of the proceeds from this loan to pay off three credit cards, and the balance will go towards a tax bill that was unforeseen. My girlfriend of ten years contracted a severe pulmonary illness in 2008, and subsequently was not able to work; these circumstances, combined with travel expenses incurred visiting specialists and surgeons across the state, left me no option but to utilize my savings, and ultimately, these credit cards to cover this unexpected burden. We expect her to be able to return to work in late spring of 2009, and at that time, financial situations should stabilize. Until then I need to minimize the impact of the high cash-advance rates that these cards are saddling me with. By paying off these cards and not having to worry about funding this tax bill in full, I will regain a small degree of flexibility, as well as some much needed breathing room. And once she returns to work, we both look forward to participating as an investor to assist others in similar situations. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on January 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$156,707.00	Public Records On File:	0
Revolving Line Utilization:	90.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 371444

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371444	$10,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371444. Member loan 371444 was requested on January 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,833 / month
Current employer:	Crunch Fitness	Debt-to-income ratio:	13.85%
Length of employment:	2 years 3 months	Location:	New York, NY

Home town:	Atlanta
Current & past employers:	Crunch Fitness, National Institute for Fitness and Sport
Education:	Oklahoma State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I am starting a preventive health company and need assistance with some starting costs for legal literature, etc. Have already invested as much of my own money to get started, but need a few more pennies before ability to start making money back begins.

A credit bureau reported the following information about this borrower member on January 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	22
Revolving Credit Balance:	$26,822.00	Public Records On File:	0
Revolving Line Utilization:	90.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 371453

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371453	$9,600	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371453. Member loan 371453 was requested on January 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$37,500 / month
Current employer:	marina cartage	Debt-to-income ratio:	0.03%
Length of employment:	4 years 5 months	Location:	chicago, IL

Home town:	bridgeport
Current & past employers:	marina cartage
Education:	Robert Morris College

This borrower member posted the following loan description, which has not been verified:

i have a credit card with hig interest i did receive 6 month interest free but just want to find out if i can get a loan to pay off at a lower interest

A credit bureau reported the following information about this borrower member on January 1, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$557.00	Public Records On File:	0
Revolving Line Utilization:	4.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 371505

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371505	$12,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371505. Member loan 371505 was requested on January 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Radiant Systems	Debt-to-income ratio:	19.55%
Length of employment:	10 months	Location:	Costa Mesa, CA

Home town:	Carmichael
Current & past employers:	Radiant Systems, Starbucks, Electronic Data Systems, Earthlink, Macaroni Grill
Education:	Sierra College

This borrower member posted the following loan description, which has not been verified:

The purpose of the loan is for Debt Consolidation, some of my cards rates are going up and I would like to consolidate them into one easy payment at a lower rate. I would also like to note that I have never been late on any kind of loan payment.

A credit bureau reported the following information about this borrower member on January 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,806.00	Public Records On File:	0
Revolving Line Utilization:	76.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 371510

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371510	$15,000	19.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371510. Member loan 371510 was requested on January 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,833 / month
Current employer:	Self	Debt-to-income ratio:	4.73%
Length of employment:	1 year	Location:	Tampa, FL

Home town:	Fort Gordon
Current & past employers:	Self, Countrywide Financial Corp.
Education:	University of South Florida

This borrower member posted the following loan description, which has not been verified:

I have a retail establishment for one year. I need to upgrade my point of sale equipment. I'm requesting the maximum of $15,000 but I can do it for as little as $10,000. My store is in Tampa, FL. It's a 3000 sq. ft clothing store doing really well it's first year. I have the money in the bank but I'd rather use that for working capital and other needs. I'd like to borrow the money instead. Please consider my request. Thanks, Jason Parent

A credit bureau reported the following information about this borrower member on January 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	31	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	55	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,311.00	Public Records On File:	0
Revolving Line Utilization:	14.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 371511

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371511	$2,400	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371511. Member loan 371511 was requested on January 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	World Pac	Debt-to-income ratio:	15.70%
Length of employment:	2 years	Location:	Freehold, NJ

Home town:	freehold
Current & past employers:	World Pac
Education:

This borrower member posted the following loan description, which has not been verified:

Want to pay off one credit card with a lower apr

A credit bureau reported the following information about this borrower member on January 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	4
Total Credit Lines:	22	Months Since Last Delinquency:	5
Revolving Credit Balance:	$1,682.00	Public Records On File:	0
Revolving Line Utilization:	11.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 349476

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
349476	$12,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 349476. Member loan 349476 was requested on January 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,542 / month
Current employer:	AT&T Inc.	Debt-to-income ratio:	17.36%
Length of employment:	31 years 3 months	Location:	Topeka, KS

Home town:	Topeka
Current & past employers:	AT&T Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to pay off several balances, in order to make my monthly payments smaller. These include: paying the balance left for my son's Lasik surgery, so that he could apply to the police force ($2,000); paying the balance on auto repair bill ($600); paying down balance on a higher interest home improvement loan.

A credit bureau reported the following information about this borrower member on June 7, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,024.00	Public Records On File:	0
Revolving Line Utilization:	73.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369919

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
369919	$9,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 369919. Member loan 369919 was requested on January 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$16,666 / month
Current employer:	self-employed	Debt-to-income ratio:	9.25%
Length of employment:	30 years	Location:	wellington, FL

Home town:	Nutley
Current & past employers:	self-employed, IBM, AT&T Inc.
Education:	Fordham University, University of Miami

This borrower member posted the following loan description, which has not been verified:

My mother, who recently turned 90, is in the last stages of Alzheimer's disease. She has been living with me for the past 10 years, when my father passed away. During that time I have tried to cut back on work to spend as much quality time as possible with her while she can still remember who I am and interface with me. However, because of the economy and set backs in my IRA last year I needed to hire a full-time caregiver to help her while I am at work. This costs $15 an hour which is approx. $600. week. I care for her myself when she wakes up in the night - 2 or 3 times a night. - to avoid further expense. Now that her condition is advancing she will qualify for military widow assistance because my dad served in World War II. Assistance only began this month, January 2009, and covers about half the cost. I will use the proceeds of the loan to supplement her care and to pay off some credit card loans I used to help with the situation. Now that Mom has full time care in the day, I can concentrate on working 40 hours plus again and pay the loan off quickly. I work in the health care field so my job is NOT in jeopardy. I am reluctant to confine her to a nursing home, until the time comes, if and when, she is unaware of her location. I believe keeping her comfortable at home with familiar pictures of family and friends is the final respect I can show her and a testament to my father's trust in me. Thank you so much for your help. May god bless you. P.S. I am active in Alzheimer support groups and aware of many alternatives to nursing homes for any one who may be in my situation.

A credit bureau reported the following information about this borrower member on January 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1975	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	24
Revolving Credit Balance:	$113,401.00	Public Records On File:	0
Revolving Line Utilization:	96.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370657

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
370657	$12,600	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 370657. Member loan 370657 was requested on January 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,542 / month
Current employer:	Millbury Public Schools	Debt-to-income ratio:	18.15%
Length of employment:	4 months	Location:	Millbury, MA

Home town:	Worcester
Current & past employers:	Millbury Public Schools
Education:	University of Massachusetts at Amherst, Fitchburg State College

This borrower member posted the following loan description, which has not been verified:

Since graduating college in 2005, I've worked various hourly wage jobs that did not provide me with a "livable" income OR a stable income. I also spent half a year in graduate school full time, at which point I had virtually no income. During this span of three years, I gained a good deal of credit card debt due to financial struggles. Finally, I quit graduate school, became a certified teacher, and was lucky enough to immediately land a very stable job in a fairly high paying school district. Now that I have this consistent income, I would like to consolidate the credit card debt and get it paid off once and for all. I am committed to whatever lifestyle change this might require and am very conscientious with the budget I have established for myself. I have no expenditures at the moment because I have decided to live rent free in my parents' home until I have significantly lowered or gotten rid of my debt.

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,297.00	Public Records On File:	0
Revolving Line Utilization:	39.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 371029

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371029	$6,000	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371029. Member loan 371029 was requested on January 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Sony Electronics Inc.	Debt-to-income ratio:	8.40%
Length of employment:	36 years	Location:	TOMKINS COVE, NY

Home town:	new york
Current & past employers:	Sony Electronics Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

to pay off two credit cards

A credit bureau reported the following information about this borrower member on January 2, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1977	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,047.00	Public Records On File:	0
Revolving Line Utilization:	11.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 371564

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371564	$10,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371564. Member loan 371564 was requested on January 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Media Gensis	Debt-to-income ratio:	22.43%
Length of employment:	4 years	Location:	FERNDALE, MI

Home town:	Ypsilanti
Current & past employers:	Media Gensis
Education:	Eastern Michigan University

This borrower member posted the following loan description, which has not been verified:

Little credit card bills piled up here and there and I'd rather be paying one bill a month with an eye towards actually paying it off. I have a job, I can always make payments, I would just prefer paying once a month (and to a real person especially).

A credit bureau reported the following information about this borrower member on December 6, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	67
Revolving Credit Balance:	$9,469.00	Public Records On File:	0
Revolving Line Utilization:	59.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 371566

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371566	$6,800	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371566. Member loan 371566 was requested on January 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,250 / month
Current employer:	Self-employed	Debt-to-income ratio:	12.05%
Length of employment:	2 years 7 months	Location:	Atlanta, GA

Home town:	Wilmington
Current & past employers:	Self-employed, Brunswick County Schools
Education:	Webster University

This borrower member posted the following loan description, which has not been verified:

Our master bathroom has been "under construction" for 6 months. The original contractor disappeared without finishing it. We would like to finish the master bath remodel soon because it's cold and we are getting a draft of cool air coming in from the open plumbed walls. The funds will be used for electrical, plumbing, and tiling labor costs. We will also need to have the tub resurfaced because the previous workers used the tub as a storage bin which resulted in scratch marks all over the surface.

A credit bureau reported the following information about this borrower member on January 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1987	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,345.00	Public Records On File:	0
Revolving Line Utilization:	21.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	10

Member Payment Dependent Notes Series 371568

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371568	$10,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371568. Member loan 371568 was requested on January 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,883 / month
Current employer:	boeing	Debt-to-income ratio:	11.61%
Length of employment:	24 years 2 months	Location:	BELLEVILLE, IL

Home town:	belleville
Current & past employers:	boeing
Education:

This borrower member posted the following loan description, which has not been verified:

consolidating 3 credit cards/lines of credit

A credit bureau reported the following information about this borrower member on January 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,116.00	Public Records On File:	0
Revolving Line Utilization:	38.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 371573

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371573	$5,200	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371573. Member loan 371573 was requested on January 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,375 / month
Current employer:	Oracle Corporation	Debt-to-income ratio:	6.87%
Length of employment:	3 years 8 months	Location:	Atlanta, GA

Home town:	Rybinsk
Current & past employers:	Oracle Corporation, Emergent Business Services
Education:	Russian People's Friendship University

This borrower member posted the following loan description, which has not been verified:

I am required to go through orthodontics treatment (braces) that costs $6,730 if I pay $1,600 upfront and finance the rest at no-interest with monthly payment of $285. My medical insurance only covers up to $2,000 of those expenses. However if I pay the entire upfront, the total cost is $6,394, which saves me money as well as doesn't require me diving in my savings, which are already suffering from the economic downturn, to come up with $1,600 initial payment.

A credit bureau reported the following information about this borrower member on January 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$647.00	Public Records On File:	0
Revolving Line Utilization:	2.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 371593

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371593	$1,800	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371593. Member loan 371593 was requested on January 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,083 / month
Current employer:	Wackenhut Security	Debt-to-income ratio:	16.64%
Length of employment:	8 years	Location:	Paramount, CA

Home town:	North Long Beach
Current & past employers:	Wackenhut Security, American Protective Services
Education:	Golden West College

This borrower member posted the following loan description, which has not been verified:

I need to cover co pays for my wife who needs 2 surgeries and is already having her share of medical expenses and to help my older daughter who is moving and other expenses from her husband leaving her flat before the holidays. We are glad to see '08 leave

A credit bureau reported the following information about this borrower member on January 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,372.00	Public Records On File:	0
Revolving Line Utilization:	98.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 371602

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371602	$5,375	19.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371602. Member loan 371602 was requested on January 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,000 / month
Current employer:	Quarker Home Builders	Debt-to-income ratio:	5.00%
Length of employment:	2 years	Location:	BARRE, VT

Home town:	Barre
Current & past employers:	Quarker Home Builders
Education:	Clinton County College of New York

This borrower member posted the following loan description, which has not been verified:

Personal Loan

A credit bureau reported the following information about this borrower member on January 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 371613

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371613	$8,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371613. Member loan 371613 was requested on January 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:	Argosy Univeresity	Debt-to-income ratio:	7.24%
Length of employment:	6 years 9 months	Location:	Richmond, CA

Home town:	Pittsburgh
Current & past employers:	Argosy Univeresity, Kaplan Educational Centers, University of Miami
Education:	University of Miami

This borrower member posted the following loan description, which has not been verified:

Hi, I am in a bind for a couple of reasons. I actually owe some back taxes for 2006. I made a large bonus that year and I thought taxes had been taken out but they were not. This is the only year I owe for and have been taking care of my current taxes. I also had to have major car repairs made on my Mercedes this year. I spent over $5000 for those repairs. I have been living check to check and I just want to be able to pay some existing small loans off and have a fee dollars in my checking account. I have a great job as a Director of Admissions at a private university. My base is $120,000 and I have a 20% bonus plan which I received last year. My total income for last year will be close to $150,000. I will begin my 8th year in this position in March. To cut down on my expenses I am moving to a two bedroom and sharing the place with a roommate. That will save me close to $500 a month. I do have close to $50,000 put away in my 401 K but I am unable to use those funds except for a house down payment. Thanks for your consideration. John Stofan

A credit bureau reported the following information about this borrower member on January 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	17	Months Since Last Delinquency:	6
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 371615

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371615	$9,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371615. Member loan 371615 was requested on January 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	SFS Architecture	Debt-to-income ratio:	7.00%
Length of employment:	1 year 10 months	Location:	Kansas City, MO

Home town:	Shawnee
Current & past employers:	SFS Architecture
Education:	University of Kansas Main Campus

This borrower member posted the following loan description, which has not been verified:

I am trying to consolidate my debt into one monthly payment. Many of these credit lines were opened when my credit score was much lower. Therefore they are all quite high rates. I am hoping to reduce my interest since my credit score is much better now.

A credit bureau reported the following information about this borrower member on January 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,232.00	Public Records On File:	0
Revolving Line Utilization:	30.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 371634

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371634	$3,300	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371634. Member loan 371634 was requested on January 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$6,667 / month
Current employer:	Bank of America	Debt-to-income ratio:	36.28%
Length of employment:	24 years	Location:	SNOQUALMIE, WA

Home town:	Seattle
Current & past employers:	Bank of America
Education:	North Seattle

This borrower member posted the following loan description, which has not been verified:

Purpose is to tranfer balance of a higher rate credit card

A credit bureau reported the following information about this borrower member on January 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$334,631.00	Public Records On File:	0
Revolving Line Utilization:	89.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 371652

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371652	$14,400	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371652. Member loan 371652 was requested on January 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,300 / month
Current employer:	Celebrity Pictures	Debt-to-income ratio:	21.96%
Length of employment:	20 years	Location:	Los Angeles, CA

Home town:	Victorville
Current & past employers:	Celebrity Pictures
Education:	UCLA Anderson School of Management

This borrower member posted the following loan description, which has not been verified:

Consolidate credit

A credit bureau reported the following information about this borrower member on January 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	55	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$47,941.00	Public Records On File:	0
Revolving Line Utilization:	83.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 371681

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371681	$15,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371681. Member loan 371681 was requested on January 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,417 / month
Current employer:	OSI Restaurant Partners	Debt-to-income ratio:	14.96%
Length of employment:	5 years 6 months	Location:	Land O Lakes, FL

Home town:	Chicago
Current & past employers:	OSI Restaurant Partners
Education:

This borrower member posted the following loan description, which has not been verified:

As you may have already seen the Credit Card industry has a new game - here is what they did to me... Because of the current economy 2 of my card issuers went back and reduced my available credit line to a lower amount. In doing so that put my credit balances and credit lines within a few hundred dollars, thus lowering my credit score. Three months later the card issuers came back and said that due to a periodic review of my credit report they were increasing my interest rate. One card went from 5.99% to 15.99%. Now did they do this because I was late on a payment? Or I went over my credit limit? Nope, none of the above - they said because my credit score dropped a few points. I guess the card issuers need to make all their rate increases now before the new law goes into effect in summer of 09. That law will protect consumers from these business practices and would have prevented them from raising the interest rate on the current balance and they would only raise the rate on future purchases. Well I think you get the point. Thanks for listening to my rambling and for bidding on my loan! Tom

A credit bureau reported the following information about this borrower member on January 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,985.00	Public Records On File:	0
Revolving Line Utilization:	79.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 371685

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371685	$10,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371685. Member loan 371685 was requested on January 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	University of Central Oklahoma	Debt-to-income ratio:	10.73%
Length of employment:	1 year 10 months	Location:	Oklahoma City, OK

Home town:	Tulsa
Current & past employers:	University of Central Oklahoma
Education:	University of Tulsa, University of Oklahoma Norman Campus

This borrower member posted the following loan description, which has not been verified:

Try to lump three different credit card payments into one to pay them off once and for all!

A credit bureau reported the following information about this borrower member on January 2, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1971	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	26
Revolving Credit Balance:	$8,128.00	Public Records On File:	0
Revolving Line Utilization:	27.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 371700

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371700	$10,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371700. Member loan 371700 was requested on January 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Mark and Joy Remley	Debt-to-income ratio:	20.64%
Length of employment:	3 years	Location:	Fallbrook, CA

Home town:	Morelia, Michoacan
Current & past employers:	Mark and Joy Remley, Bill and Kay Gurtin, Gerry Garrett
Education:	Miracosta College

This borrower member posted the following loan description, which has not been verified:

I consolidated my credit cards to Bank of America six months ago. The interest is too high and I would like to refinance it at a lower rate. I am paying about $200 over the minimum amount and would like to finish paying it off in two or three years.

A credit bureau reported the following information about this borrower member on January 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	42
Revolving Credit Balance:	$15,350.00	Public Records On File:	0
Revolving Line Utilization:	37.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 371702

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371702	$15,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371702. Member loan 371702 was requested on January 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	vonna husby and associates llc	Debt-to-income ratio:	4.06%
Length of employment:	5 years 6 months	Location:	fairbanks, AK

Home town:	Colfax
Current & past employers:	vonna husby and associates llc, Morgan Stanley
Education:	Stephens College

This borrower member posted the following loan description, which has not been verified:

To provide temporary working capital backup if needed

A credit bureau reported the following information about this borrower member on January 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	32	Months Since Last Delinquency:	6
Revolving Credit Balance:	$85,892.00	Public Records On File:	0
Revolving Line Utilization:	2.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 371710

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371710	$5,100	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371710. Member loan 371710 was requested on January 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Brinker Corp, Romano's Macaroni Grill	Debt-to-income ratio:	16.11%
Length of employment:	6 years	Location:	North Hills, CA

Home town:	Chicago
Current & past employers:	Brinker Corp, Romano's Macaroni Grill, Talent Partners, Los Angeles
Education:	Millikin University

This borrower member posted the following loan description, which has not been verified:

Over the past 6 months, I have made a few balance transfers and open new cards with reasonable APRs. The last two months I've been scrambling trying to get rid of my balance on this card, because the promo period ended. Where I had 8.99% APR, now I have a very ugly 23.99%, paying $100 in financial charges a month. I dispersed half of my cards debt to other cards before the change, but I'm still left with $5100. I tried to transfer most of it to another card with available credit, but they denied my request. I also applied to receive a new American Express card for the intention of transferring the balance, but even though I was accepted, I was again refused the balance transfer. All my transfering and paying off my other high APR cards, lowered my credit score. But I have had good credit all my life, paying all my bills on time. Please, help me pay off this card so I can avoid paying an extra $100 a month, and be much closer to being debt free. Thank you.

A credit bureau reported the following information about this borrower member on January 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,722.00	Public Records On File:	0
Revolving Line Utilization:	52.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Posting Report Supplement No. 83 dated January 3, 2009